Exhibit 10.6

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 dated as of June 2, 2017 (this “Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders and as Issuing Bank.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower has requested, and the Administrative Agent and the requisite Lenders (as described in Section 3 of this Amendment) have agreed, that the Credit Agreement be amended on the terms set forth herein in connection with the Europa Output Agreement (as defined below).

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.                  Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.                  Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined below), as follows:

(a)                Section 1.2 of the Credit Agreement is amended by inserting the following terms in alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of June 2, 2017.

"Amendment No. 1 Effective Date" means the “Effective Date” as defined in Amendment No. 1.

“EC Distribution” means EuropaCorp Distribution, LLC (f/k/a Relativity EuropaCorp Distribution, LLC).

“Europa” shall mean EuropaCorp Films USA, Inc. and any affiliates, successors and/or assigns thereof permitted pursuant to the terms of the Europa Output Agreement.

“Europa Film Guaranty Satisfaction Date” means:

(a) with respect to each Europa Picture (other than Valerian), the date on which the Credit Parties have received, from (i) P&A Recoupment Revenues and/or (ii) payments from Europa explicitly for the purpose of reimbursing the Credit Parties for the STX/EC P&A Breakeven Amount solely for such Picture, an amount equal to the STX/EC P&A Breakeven Amount for such Europa Picture; and

(b) with respect to Valerian, the date on which the Credit Parties have received, from (i) P&A Recoupment Revenues for Valerian and (ii) payments from Europa explicitly for the purpose of reimbursing the Credit Parties for the STX/EC P&A Breakeven Amount solely for Valerian, an amount equal to the sum of (A) the STX/EC P&A Breakeven Amount for Valerian minus (B) the STX Anticipated Europa Film Collections for Valerian.

Notwithstanding the foregoing, for purposes of clauses (a)(i) and (b)(i) of this definition, the P&A Recoupment Revenues shall be determined on a gross basis and shall not be reduced by any of the interest, fees, residuals, participations or non-P&A distribution expenses referred to in the definition of P&A Recoupment Revenues.

“Europa Film Theatrical Performance Percentage” shall mean, with respect to a Seasoned Europa Non-Valerian Picture , the lesser of (1) 35% and (2) the quotient (expressed as a percentage) of (a) the sum of (x) the P&A Recoupment Revenues for such Picture received on or before the Seasoning Date of such Picture plus (y) without duplication, the STX Anticipated Europa Film Collections for such Picture divided by (b) the lesser of (x) the Approved P&A Budget for such Picture and (y) $35,000,000.

“Europa Non-Valerian Picture” shall mean any Europa Picture other than Valerian.

“Europa Non-Valerian P&A Credit” shall have the meaning set forth in the definition of “Borrowing Base”.

“Europa Output Agreement” shall mean a collective reference to (a) that certain U.S. Co-Financing and Distribution Agreement dated as of June 2, 2017 between Borrower and Europa with respect to co-financing and U.S. distribution of Valerian and (b) that certain Distribution Services Agreement dated as of December 22, 2016 among Europa, EC Distribution and Borrower with respect to various other Europa Pictures (as the foregoing may be amended, supplemented, modified, renewed or replaced from time to time).

“Europa Output Documents” shall mean the Europa Output Agreement, together with any other agreements entered into by Europa, EC Distribution or a Credit Party in connection with the transactions contemplated thereunder.

“Europa P&A Advance Rate” shall mean (x) for The Circle, 35% and (y) for any other Non-Valerian Europa Picture, initially, 35%, but if on the date that Europa initially funds print and advertising expenses towards a new Europa Non-Valerian P&A Picture (excluding for the avoidance of doubt, The Circle), the most recently released and Seasoned Europa Non-Valerian Picture had a Europa Film Theatrical Performance Percentage of less than 35%, then the Europa P&A Advance Rate shall be equal to the Europa Film Theatrical Performance Percentage of the preceding Seasoned Europa Non-Valerian Picture.

“Europa P&A Credit” shall have the meaning set forth in the definition of “Borrowing Base”.

“Europa Picture” shall mean Valerian and any other any motion picture produced or acquired by Europa and exploited or serviced by a Credit Party in accordance with the Europa Output Agreement. Europa Pictures shall constitute Pictures hereunder.

“Europa Rights Picture” shall mean any Europa Picture for which a Credit Party has received an irrevocable license of intellectual property rights from Europa. On the Amendment No. 1 Effective Date, Valerian shall be the only Europa Rights Picture, but any Europa Picture with a general theatrical release in the Territory (as defined in the Europa Output Agreement) on any date after the Rights Availability Date shall also be a Europa Rights Picture.

“Europa Servicing Picture” shall mean any Europa Picture for which a Credit Party is acting in a servicing capacity but does not hold a license of actual intellectual property rights serviced by such Credit Party.

“Europa Valerian P&A Credit” shall have the meaning set forth in the definition of “Borrowing Base”.

“P&A Recoupment Revenues” means, with respect to any Europa Picture, the proceeds received by a Credit Party directly from its sublicensees derived from the exploitation or servicing in the United States (plus other territories to the extent they constitute part of both the Territory as set forth in the relevant Europa Output Agreement and the Domestic Territory hereunder) by a Credit Party of such Picture, net of any interest, distribution or servicing fees, non-P&A distribution expenses, residuals or participations payable prior to the Europa Film Guaranty Satisfaction Date therefor to or retainable by a Credit Party with respect to any such proceeds in accordance with the Europa Output Agreement.

“Rights Availability Date” shall mean the date on which Europa agrees to grant a Credit Party rights in any future Europa Pictures thus having such future Europa Pictures constitute Europa Rights Pictures rather than Europa Servicing Pictures; provided, the Rights Availability Date shall not be deemed to occur until the date that Europa has in fact granted the Borrower exploitation rights in a Europa Picture.

“STX Anticipated Europa Film Collections” shall mean for any Europa Picture, an amount equal to the total P&A Recoupment Revenues that are anticipated to be received by the Credit Parties after the Seasoning of such Picture, calculated on an ultimates basis in accordance with and as provided in the relevant Europa Output Agreement. The STX Anticipated Europa Film Collections shall be determined on or about the Seasoning Date of each Europa Rights Picture by Borrower’s delivery of a certificate delivered to the Administrative Agent and Europa. For the avoidance of doubt, for purposes of determining the Europa Film Guaranty Satisfaction Date pursuant to clause (b) of the definition thereof, the STX Anticipated Europa Film Collections shall only include anticipated revenues to be derived from Valerian from windows/media in which Borrower has received an irrevocable license of exploitation rights from Europa and shall not include any value attributable to claims against Europa for any portion of the revenues to be received by Europa from their exploitation of retained rights.

“STX P&A Credit” shall have the meaning set forth in the definition of “Borrowing Base.”

“STX Qualifying Picture” means any Qualifying Picture that is not a Europa Picture.

“STX/EC P&A Breakeven Amount” means, with respect to a Europa Picture, the amount equal to such Picture’s STX/EC P&A Contribution plus (in each case to the extent earned or accrued on or prior to the date of calculation): interest thereon computed in the manner set forth in the Europa Output Agreement, any residuals, participations and non-P&A distribution expenses paid or payable by the Credit Parties on account of STX’s servicing of such Picture; and STX’s distribution or servicing fee for such Picture.

“STX/EC P&A Contribution” means, with respect to a Europa Picture, the Credit Parties’ share of the Approved P&A Budget for such Picture.

“The Circle” means the motion picture currently entitled “The Circle.”

“Valerian” means the motion picture currently entitled “Valerian and the City of a Thousand Planets.”

(b)               Section 1.2 of the Credit Agreement is further amended replacing in its entirety the definition “Borrowing Base” with the following:

“Borrowing Base” shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:

(i)                 the P&A Advance Rate multiplied by the Credit Parties’ share of each STX Qualifying Picture’s Approved P&A Budget (the “STX P&A Credit”); provided that (A) the Borrowing Base credit under this clause (i) shall be capped at $30,000,000 for each STX Qualifying Picture and (B) the total amount ofP&A Credits in the Borrowing Base under this clause (i) and clauses (ii) and (iii) below, when added together, may not exceed $95,000,000 in the aggregate at any point in time, plus

(ii)               the applicable Europa P&A Advance Rate multiplied by the gross Approved P&A Budget for each Europa Non-Valerian Picture that constitutes a Qualifying Picture (the “Europa Non-Valerian P&A Credit”); provided that (A) the aggregate Borrowing Base credit under this clause (ii) may not exceed $12,250,000 in the aggregate at any point in time and (B) an Europa P&A Credit may only be included in the Borrowing Base for one Europa Non-Valerian Picture at any time, plus

(iii)             75% of the gross Approved P&A Budget for Valerian (the “Valerian P&A Credit” and together with the Europa Non-Valerian P&A Credit, the “Europa P&A Credit”); provided that the Borrowing Base credit under this clause (iii) shall be capped at $45,000,000, plus

(iv)             the Ultimates Advance Rate multiplied by Remaining Ultimates, plus

(v)               the Unlicensed Free TV Ultimates Advance Rate multiplied by Unlicensed Free TV Ultimates; provided that aggregate the Borrowing Base credit under this clause (v) shall be capped at $20,000,000, plus

(vi)             (a) 100% of Eligible Receivables that are secured by an Acceptable L/C and (b) 100% (or such lower advance rate as shall be determined by the Administrative Agent in its reasonable discretion) of Eligible Receivables that are secured to the satisfaction of the Administrative Agent, and amounts owing to the Credit Parties in the Tang Escrow Account or the Huayi Escrow Account for which the Administrative Agent may make a draw request if the Borrower fails to do so, plus

(vii)           100% of Eligible Receivables from Approved Tier 1 Account Debtors, plus

(viii)         90% of Eligible Receivables from Approved Tier 2 Account Debtors, plus

(ix)             80% of Eligible Receivables from Approved Tier 3 Account Debtors, plus

(x)               50% of Eligible Receivables from Approved Tier 4 Account Debtors, plus

(xi)             50% of Eligible Receivables from other obligors not specified on Schedule 2.16 hereof; provided, that the aggregate amount of Borrowing Base credit under this clause (xi) shall at no time exceed (A) $500,000 for any single obligor or Affiliated Group or (B) $15,000,000 at any point in time, plus

(xii)           90% of Tax Incentive Receivables for which all requirements of the definition thereof are satisfied and (B) 50% (or such higher advance rate as may be agreed by the Administrative Agent after consultation with the Lenders on a case-by-case basis) of other Eligible Receivables from sales of tax incentives or tax rebates from account debtors (other than Approved Tier 1 Account Debtors, Approved Tier 2 Account Debtors, Approved Tier 3 Account Debtors or Approved Tier 4 Account Debtors (for whom Eligible Receivables from sales of tax incentives or tax rebates would receive the relevant advance rates set forth in clauses (vii)-(ix) above)) acceptable to the Administrative Agent (and subject to any concentration limits imposed by the Administrative Agent) after consultation with the Lenders, plus

(xiii)         the Unsold Rights Credit for each applicable Qualifying Picture; provided, that (a) the Borrowing Base credit for any Qualifying Picture under this clause (xiii) shall at no time exceed the lesser of (1) 25% of the negative cost of such Qualifying Picture (without reference to any overhead fees) and (2) $8,500,000, (b) the aggregate amount of Borrowing Base credit under this clause (xi) shall at no time exceed 25% of the total Borrowing Base, and (c) the Borrowing Base credit for any Qualifying Picture under this clause (xiii) shall be reduced to zero upon the earlier of (x) eighteen (18) months following its initial inclusion in the Borrowing Base and (y) one hundred twenty (120) days following the Completion of such Qualifying Picture, plus

(xiv)         the Unsold TV Rights Credit for each applicable Program; provided, that (a) the Borrowing Base credit for any Program under this clause (xiv) shall at no time exceed the lesser of (1) 20% of the negative cost of such Program (without reference to any overhead fees) and (2) $10,000,000, (b) the aggregate amount of Borrowing Base credit under this clause (xii) shall at no time exceed 15% of the total Borrowing Base, (c) the aggregate amount of Borrowing Base credit under this clause (xii) and clause (xi) above shall at no time exceed 25% of the total Borrowing Base and (d) the Borrowing Base credit for any Program under this clause (xiv) shall be reduced to zero (x) upon the earlier of (i) twelve (12) months after the initially scheduled first airing in the United States of the first episode of the applicable season of such Program and (ii) nine (9) months following Completion of such Program (which for the avoidance of doubt shall treat all the episodes of a series for a relevant season as a single Program), and (y) with regard to any specific territory, the sale of that territory with respect to such Program.

(xv)           the aggregate amount of cash of the Credit Parties held in (A) blocked deposit accounts maintained at a Lender (pursuant to Account Control Agreements in favor of, and in form and substance satisfactory to, the Administrative Agent) or (B) blocked Cash Collateral Accounts, minus

(xvi)         the sum of the Reserves;

provided, however:

(a)                Borrowing Base credit under the foregoing clauses (i) through (iii) shall only be available for Qualifying Pictures, and shall not be available for Revenue Participations (although P&A Credits may be taken for P&A Distribution Pictures as defined in clause (m) of this proviso in accordance with such clause (m)). Borrowing Base credit under the foregoing clause (xiii) shall only be available for STX Qualifying Pictures. Borrowing Base credit for Europa Pictures shall only be available under clauses (ii), (iii) and (iv), subject to the requirements in the case of clause (iv) that STX may only include Ultimates for Europa Rights Pictures (as opposed to Europa Servicing Pictures), and only to the extent attributable to any windows and media in which Borrower holds a license of rights (as opposed to merely provides services for), and after deducting any portion of the anticipated Borrower revenues that shall be payable by Borrower to Europa. For the avoidance of doubt, the Borrower shall not be prohibited from obtaining Borrowing Base credit for eligible contractual arrangements with Europa outside the Europa Output Agreement.

(b)               Borrowing Base credit under the foregoing clauses (iv) and (v) shall only be available for Pictures which are released theatrically.

(c)                All of the foregoing amounts are without duplication of any deductions contained within any of the components of the Borrowing Base and the amount of credit provided under any component of the Borrowing Base shall be reduced, prior to (except in the case of Borrowing Base credit under clauses (i), (ii), (iii), (xiii) and (xiv)) application of the applicable advance rate, dollar-for-dollar by any payments which a Credit Party is required to pay to any third party in respect of such receivable or credit (e.g., royalties, residuals, fees, commissions) and any other projected expenses of the Credit Parties arising in connection with such amounts (and including any amounts payable to the Seer P&A Facility Agent or any lender under the Seer P&A Facility Credit Agreement directly in connection with such anticipated proceeds (including for the avoidance of doubt, the mandatory principal prepayments and Profit Participation Fees (as defined in the Seer P&A Facility Credit Agreement and any other required application of such proceeds pursuant to the Senior Intercreditor Agreement);

(d)               The portion of the Borrowing Base attributable at any time to each Uncompleted Picture shall not exceed the portion of the negative cost or purchase price of such Picture (other than that provided by the Approved Completion Guarantor) which would be refunded to the Administrative Agent (for itself or on behalf of the Credit Parties) by the Approved Completion Guarantor or the Approved Domestic Distributor (excluding the Borrower for this purpose) and applied in accordance with the terms hereof if the Picture was then abandoned. The Borrowing Base attributable at any time to each Uncompleted Program shall not exceed the Credit Parties’ budgeted cost thereof.

(e)                No Borrowing Base credit may be taken with respect to Remaining Ultimates for any Picture if the Administrative Agent has not received with respect thereto the related ultimates information as and when required under Section 5.1(k), and the Borrower must remove any Remaining Ultimates attributable to a Picture if the most recent underlying written ultimate report of the Ultimates Provider that has been delivered to the Administrative Agent was computed as of a date more than six months prior to the relevant date of determination.

(f)                No P&A Credit for a particular Picture shall be available unless (i) a P&A Reserve has been established with respect thereto, and (ii) the Borrower has provided a certification to the Administrative Agent in substantially the form attached hereto as Exhibit P as to the broad release pattern contemplated for such Picture, and with respect to Europa Pictures, the conditions set forth in Section 4.2(l) have been satisfied. The P&A Credit for a Picture will be reduced on a dollar-for-dollar basis as receipts from exploitation in the Domestic Territory are received by the Credit Parties with regard to the relevant Picture.

(g)               The P&A Credit for any Picture shall be reduced to zero upon the earlier of (i) the Seasoning Date of such Picture, (ii) the date that is six months from the date on which the P&A Credit for such Picture was first included in the Borrowing Base if such Picture has not been theatrically released in the Domestic Territory by such date, and (iii) solely with respect to a P&A Credit that is a Europa P&A Credit, the Europa Film Guaranty Satisfaction Date for such Europa Picture.

(h)               The STX P&A Credit shall not be available for any new Pictures if the Five Picture Rolling P&A Coverage Ratio has been determined to be less than 100% (other than for new Pictures for which STX P&A Credits had not previously been taken by the relevant date of determination but that are scheduled to be released theatrically domestically within six months of such determination date, for which the STX P&A Credit shall be available but at a 50% advance rate) until (if ever) the Five Picture Rolling P&A Coverage Ratio for five new Pictures (i.e. Pictures that were not included in any computation of the Five Picture Rolling P&A Coverage Ratio that yielded a percentage of less than 100%) exceeds 125%.

(i)                 To the extent any receivable included in the Borrowing Base is conditioned upon a general theatrical release of a Picture in the Domestic Territory, (i) (x) the Borrower shall self-release such Picture in the Domestic Territory or a Distribution Agreement for the Domestic Territory with another Approved Domestic Distributor shall have been entered into with respect to such Picture and (y) if applicable, such Picture shall meet, or be expected in good faith to meet, the requirements for distribution under the relevant Distribution Agreement for the Domestic Territory, or (ii) another Approved Domestic Distributor has committed to release such Picture in the Domestic Territory. A receivable under a contract requiring that a Picture be released theatrically in the

Domestic Territory with minimum P&A Expenses may be included in the Borrowing Base only if: (i) the Borrower has established the P&A Reserve, and the Administrative Agent shall have received satisfactory evidence of establishment of such P&A Reserve; (ii) at all times prior to the general theatrical release date of such Picture in the Domestic Territory, (x) the receivable meets all of the other requirements of an Eligible Receivable and (y) the Borrower (if self-distributing) or other Approved Domestic Distributor (or, if it has the ability to instruct such Approved Domestic Distributor to do so, the Borrower (with respect to such other Approved Domestic Distributor’s distribution)) has committed to a release pattern that meets any such minimum requirements; and (iii) at all times thereafter, the general theatrical release of such Picture in the Domestic Territory actually satisfies such minimum requirements. In addition, any Approved Completion Bond relating to such Picture shall guarantee the delivery of any items which are a condition to such general theatrical release in the Domestic Territory under such Distribution Agreement (if applicable) and under any other Distribution Agreement for which Borrowing Base credit is requested. In addition, no receivable may be included in the Borrowing Base to the extent that it is conditioned upon a release in the Domestic Territory requiring any specific number of screens unless the Picture to which such receivable relates is being distributed in the Domestic Territory either (a) by a Major Studio or other Approved Domestic Distributor who has committed in the applicable Distribution Agreement or otherwise in a binding agreement to achieve a screen release sufficient to satisfy the relevant screen release condition or (b) by the Borrower, provided, that the Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying that it shall achieve a screen release in the Domestic Territory sufficient to satisfy the relevant screen release condition.

(j)                 No Unsold Rights Credit or Unsold TV Rights Credit shall be given with respect to any Item of Product unless the Administrative Agent shall have received the Major Territory Value Forecasts prepared by an Approved Foreign Sales Agent within the preceding six (6) months as to each of the unsold Major Territories for the applicable Item of Product (it being understood that a Major Territory Value Forecast may be zero for a particular Major Territory). No Unsold Rights Credit or Unsold TV Rights Credit shall be given with respect to Revenue Participations.

(k)               The Administrative Agent after consultation with the Borrower is authorized to remove all Borrowing Base credit with respect to a Tax Incentive Receivable in the event that, in the good faith determination of the Administrative Agent, the Credit Parties, Co-Financing Venture Entity or Major Studio (in the case of a Revenue Participation) (as applicable) have not caused the production or post-production of the applicable Picture to comply in all respects with the relevant statutory requirements giving rise thereto or have not timely filed any and all forms with any governmental, administrative or regulatory body in order to claim the applicable Tax Incentive Receivable or have otherwise not timely complied with any of the other commitments or agreements contained within the definition of “Tax Incentive Receivable” (without the application of any grace or cure period).

(l)                 The Credit Parties shall be in compliance with Section 4.2 or Section 4.3, as applicable, with respect to an Item of Product prior to receiving the initial Borrowing Base credit for such Item of Product.

(m)             In the case of rent-a-system Pictures for which the Credit Parties are not advancing print & advertising expenses, no P&A Credits shall be available. The following shall govern with respect to accessing P&A Credits for Pictures that constitute rent-a-system Pictures for which the Credit Parties are fronting print and advertising expenses for a third-party producer (such Picture, a “P&A Risk Distribution Picture”):

A.                P&A Credits may be accessed for Europa Pictures that constitute Qualifying Pictures so long as the Credit Parties are entitled to a domestic theatrical distribution fee of not less than 8.5% (or, solely in the case of Valerian, 8% reducing to 6% as a function of gross film rentals); and

B.                 for all other P&A Risk Distribution Pictures, P&A Credits may only be accessed if (A) such Picture constitutes a Qualifying Picture; (B) the Credit Parties are entitled to a domestic distribution fee of not less than ten percent (10%); and (C) P&A Credits may only be accessed under this clause (m)(ii) for up to two P&A Risk Distribution Pictures to be theatrically released in any calendar year, unless (for any additional P&A Risk Distribution Picture(s) beyond two per calendar year) the Borrower shall have made the request to the Administrative Agent and the Lenders constituting Required Lenders have not objected to the request during a ten (10) Business Day notice period.

(n)               Credit may not be obtained for any item in the Borrowing Base except to the extent that the Administrative Agent holds a perfected security interest therein, with the priority contemplated by Section 3.18 or such greater standard required under the definitions of “Tax Incentive Receivable”, “Eligible Receivables” and “Remaining Ultimates”.

(o)               In computing the maximum amount of the credits allowable pursuant to any component(s) of the Borrowing Base which contains a limitation that such component(s) individually or collectively may not exceed a stated percentage of the Borrowing Base, a stated percentage of the Total Commitments, or a dollar amount certain, such computation shall be made prior to making any deductions from the Borrowing Base for Production/Acquisition Cost Reserves and/or P&A Reserves.”

(p)               Borrowing Base credit attributable to Tax Incentive Receivables and Eligible Receivables which are denominated in a non-U.S. Dollar currency but are not hedged in a manner satisfactory to the Administrative Agent shall not exceed $5,000,000 in the aggregate at any time outstanding.

(c)                Section 1.2 of the Credit Agreement is further amended by replacing the following additional terms in their entireties:

“Corporate Priority Collateral Sub-Borrowing Base” shall mean a sub-calculation of the Borrowing Base constituting, as of any date of determination, the sum of (a) the aggregate value of the Remaining Ultimates credits in the Borrowing Base pursuant to clause (iv) thereof plus (b) the aggregate value of P&A Credits in the Borrowing Base pursuant to clauses (i) through (iii) thereof plus (c) the aggregate value of Borrowing Base credit attributable to Eligible Receivables relating to the domestic rights in any medium for any Picture plus (d) the aggregate value of cash in the Borrowing Base pursuant to clause (xv) thereof that constitutes proceeds of Corporate Priority Collateral which has been released to the Borrower in accordance with the Proceeds Application Provisions (as such term is defined in the Senior Intercreditor Agreement) minus (e) the aggregate P&A Reserves. For the avoidance of doubt, the aggregate Remaining Ultimates under clause (a) shall be computed net of any deductions or other limitations required in accordance with the definition of the “Borrowing Base” for third party payments.

“Deficit Percentage” shall mean the ratio, determined as of each applicable P&A Test Date (for the five most recent Seasoned Pictures distributed by the Borrower and for which P&A Expenses have been funded by the Borrower (with “Free State of Jones” to be the first picture to be included in the first testing pool) excluding Europa Pictures), expressed as a percentage, equal to (i) one hundred percent plus (ii) the lesser of (a) twenty five percent (25%) and (b) the quotient of (x) the aggregate Production Exposures for the five subject Pictures divided by (y) the Credit Parties’ share of aggregate gross P&A expenditures for the five subject Pictures.

“Five Picture Rolling P&A Coverage Ratio” shall mean the ratio (expressed as a percentage), determined on each applicable P&A Test Date, of (i) the sum (without duplication) of (x) the Net Ultimates for the five most recent STX Pictures distributed by the Borrower and for which P&A Expenses have been funded by the Borrower (with “Free State of Jones” to be the first picture to be included in the first testing pool), plus (y) the Unlicensed Free TV Ultimates with respect to such STX Pictures plus (z) the Credit Parties share (net of third party payment obligations) of any other cash value collected or expected to be collected by the Credit Parties attributable to such STX Pictures to the extent such value extends beyond the portion (if any) thereof that has ever been included in the Borrowing Base and to the extent the Credit Parties are permitted under all applicable contractual arrangements to use such value towards recoupment of their P&A Expenses or loans extended to finance such P&A Expenses to (ii) all P&A Expenses with respect to such STX Pictures. Europa Pictures shall not be included in calculations of the Five Picture Rolling P&A Coverage Ratio or, for the avoidance of doubt, in calculations of the P&A Advance Rate.

“P&A Credit” means, individually or collectively as the context may require, each STX P&A Credit and Europa P&A Credit.

“Production Priority Collateral Sub-Borrowing Base” shall mean a sub-calculation of the Borrowing Base constituting, as of any date of determination, the sum of (i) (a) the aggregate value of the Eligible Receivables in the Borrowing Base pursuant to clauses (vi) through (xi) thereof other than Eligible Receivables included in the Corporate Priority Sub-Borrowing base pursuant to clause (d) thereof plus (b) the aggregate value of the Tax Incentive Receivables in the Borrowing Base pursuant to clause (xii) thereof plus (c) the aggregate value of the Unsold Rights Credits and the aggregate value of the Unsold TV Rights Credits in the Borrowing Base pursuant to clauses (xiii) and (xiv) plus (d) the aggregate value of cash in the Borrowing Base pursuant to clause (xv) thereof that is not included in the Corporate Priority Collateral Sub-Borrowing Base pursuant to clause (c) thereof minus (ii) the sum of (a) the aggregate of the Production/Acquisition Cost Reserves and (b) the aggregate of the P&A Reserves (but for these purposes only including P&A Reserves arising under clause (A) of the definition of P&A Reserves). For the avoidance of doubt, the credits under clause (i) shall be computed net of any deductions or other limitations required in accordance with the definition of the “Borrowing Base” for third party payments.

“Qualifying Picture” shall mean a Picture which satisfies the following criteria: (1) it is being distributed in the Domestic Territory by the Borrower and/or another Approved Domestic Distributor under a Distribution Agreement, and the Borrower has secured a wide theatrical release on premium, first run screens satisfactory to the Administrative Agent and downstream distribution generally consistent with the Significant Exploitation Agreements, and (2) it is a feature length Picture to be produced or acquired by a Credit Party or Co-Financing Venture Entity or a Major Studio (in the case of a Revenue Participation) which (i) is scheduled to be delivered no later than one year after the Maturity Date, (ii) unless the Administrative Agent otherwise agrees, shall not be a stage play or concert film, (iii) shall be filmed predominately in color, (iv) shall be predominately in the English language, (v) is expected to receive an MPAA rating of not more restrictive than “R” (or the equivalent thereof) (or, if following receipt thereof, such rating is no more restrictive than “R” (or the equivalent thereof)), (vi) has satisfied or is capable of satisfying all other specifications set forth in each applicable Distribution Agreement to be included in the Borrowing Base, if any, (vii) shall have a running time of no less than 80 minutes, and (viii) unless the Administrative Agent otherwise agrees, has a negative cost of at least $10,000,000. Additionally, any Europa Picture that constitutes a “Qualifying Picture” under the Europa Output Agreement shall constitute a Qualifying Picture hereunder.

(d)               Section 1.2 of the Credit Agreement is hereby further amended by amending the definition of “Approved P&A Budget” by adding the following language to the end of the definition:

“Notwithstanding anything to the contrary, the Approved P&A Budget for any Europa Picture shall be the amount certified by Europa and Borrower to the Administrative Agent on a Picture by Picture basis with respect to the United States (plus other territories to the extent they constitute part of both the Territory as set forth in the relevant Europa Output Agreement and part of the Domestic Territory hereunder) theatrical print and advertising expenses of the relevant Europa Picture prior to the Borrower contributing any sums toward the print and advertising of such Europa Picture or Borrower accepting any P&A Credit for such Europa Picture.”

(e)                Section 1.2 of the Credit Agreement is hereby further amended by amending the definition of “Eligible Receivable” by (i) deleting the word “or” from clause (xv) and (ii) adding the word “or” after the end of clause (xvi) and (iii) adding a new clause (xvii) as follows:

“(xvii) which are amounts owed to a Credit Party in connection with a Europa Picture.”

(f)                Section 1.2 of the Credit Agreement is hereby further amended by amending the definition of “Remaining Ultimates” by adding the following sentence to the end of the definition:

“For the avoidance of doubt, (i) no amounts payable by Europa to the Credit Parties with respect to any Europa Picture may be included as a Remaining Ultimate in the Borrowing Base, (ii) no amounts may be included as a Remaining Ultimate in the Borrowing Base with respect to a Europa Servicing Picture, and (iii) for the avoidance of doubt, any Remaining Ultimates credit for Europa Rights Pictures shall be included solely to the extent attributable to any windows and media in which Borrower holds a license of rights (as opposed to merely provides services for), and after deducting the portion of the anticipated Borrower revenues that shall be payable by the Borrower to Europa or that shall be required to pay applicable residuals or participations.”

(g)               Section 4.2 of the Credit Agreement is amended by inserting a new clause (l) as follows:

“(l) Europa Pictures. If such Item of Product is a Europa Picture, then in addition to satisfying all other conditions set forth under this Section 4.2, the following conditions shall be satisfied as a condition to the Credit Parties accessing a Europa P&A Credit or expending any sums towards print and advertising expenses of such Europa Picture:

(i)                 in the context of each Europa Picture, the Administrative Agent shall have received from an Authorized Officer of Europa one or more officer’s certificates addressed to the Administrative Agent in form and substance satisfactory to the Administrative Agent certifying:

(a)                as to such Europa Picture’s Approved P&A Budget as described in the definition of Approved P&A Budget;

(b)               that 100% of the Approved P&A Budget other than the portion thereof to be funded by STX has been funded (i.e., the Approved P&A Budget minus the product of (x) the Europa P&A Advance Rate for such Picture times (y) the Approved P&A Budget for such Picture) with such supporting detail as shall be satisfactory to the Administrative Agent; and

(c)                as to the scheduled U.S. theatrical release date for such Europa Picture;

(ii)               in the context of each Europa Servicing Picture, as a condition to the initial inclusion of the Europa P&A Credit of such Europa Picture in the Borrowing Base (but not to Borrower’s initial print and advertising investment):

A.                except in the case of The Circle, which shall be exempted from this sub-clause (ii)A, the Administrative Agent shall have received a certificate from an Authorized Officer of Europa for such Picture, addressed to the Administrative Agent, certifying that Europa has availability from its cash on hand and its borrowing capacity readily available under Europa’s credit facilities in an amount at least equal to 50% of the Europa Picture’s Approved P&A Budget;

B.                 Europa shall have (and shall have caused any relevant Affiliates to have) granted a Lien in favor of Borrower in any and all rights and media for such Europa Picture for which the Borrower is providing services in accordance with the Europa Output Agreement and the products and proceeds thereof as security for Borrower’s continued enjoyment of such services and as security for Europa’s obligation to cause the occurrence of the Europa Film Guaranty Satisfaction Date to occur for such Europa Picture.

(iii)             in the context of the initial extension of credit relating to each Europa Picture that occurs after the Rights Availability Date, the Borrower shall have caused such Picture to be a Europa Rights Picture.

(h)               Section 6.2 of the Credit Agreement is amended by deleting from clause (j) the words “[Intentionally Omitted]” and inserting in lieu thereof the following:

“(j) Liens in favor of Europa in the distribution rights for Europa Rights Pictures granted to the Credit Parties under the Europa Output Documents together with the underlying intellectual property rights and the proceeds thereof, provided that such Liens are subject to an intercreditor agreement satisfactory to the Administrative Agent between (among others) the Administrative Agent, STX, Europa and the agents for the secured lender groups to Europa;” and

(i)                 Section 6.19 of the Credit Agreement is amended by inserting immediately after the words “Significant Exploitation Agreements,” in clause (v) the following: “the Europa Output Documents,”;’

(j)                 Article 6 of the Credit Agreement is amended by inserting the following new Section 6.30 at the end thereof (and the table of contents to the Credit Agreement is amended accordingly):

“6.30. Europa Pictures.

(a)       Permit any revenues of any Credit Party derived from Valerian or any other Europa Picture to be remitted to Europa unless and until the STX/EC P&A Breakeven Amount has been received for such Picture.

(b)       Begin funding print and advertising contributions for any new Europa Picture, or request a new Europa P&A Credit, if as of the relevant date of determination (i) the Europa Film Guaranty Satisfaction Date did not occur for any Europa Picture within ten (10) business days of Borrower’s delivery to Europa on or about the Seasoning Date of a Europa Picture’s revenues and/or ultimates, (ii) Europa is otherwise in material default under any of its obligations under the Output Agreement, or (ii) any insolvency event of the type described in Sections 7(h) or (i) hereof shall have occurred with Europa or its French parent company.

(c)       Request a Europa Non-Valerian P&A Credit for any new Europa Non-Valerian Picture, if a separate Europa Non-Valerian P&A Credit is included at the Borrowing Base at such time and will not be removed prior to including the requested Europa P&A Credit.”

(k)               Section 12.1(b)(viii) of the Credit Agreement is amended by (i) deleting the word “or” appearing prior to clause (F) and inserting “,” in lieu thereof and (ii) adding after the words “on Schedule 6.1(m”) the following: “or (G) Europa and its secured creditors”.

3.                  Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date upon which each of such conditions precedent has been satisfied, the “Effective Date”):

(a)                the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Supermajority Lenders;

(b)               the representations and warranties contained in Section 4 hereof are true and correct;

(c)                all costs and expenses due and owing pursuant to Section 10 hereof to the Administrative Agent by the Borrower shall have been paid in full;

(d)               all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent;

(e)                the Administrative Agent shall have received an executed copy of the Europa Output Agreement, together with all other documents and agreements executed in connection therewith, each in form and substance satisfactory to the Administrative Agent;

(f)                simultaneous effectiveness of an intercreditor or interparty agreement with Europa and its lenders in form and agreement relating to the Europa Output Agreement in form and substance satisfactory to the Administrative Agent between the Borrower, Seer P&A Agent and the Subordinated Agent, Europa, the administrative agents for the secured lenders to Europa and EC Distribution; and

(g)               the Credit Parties shall have demonstrated to the satisfaction of the Administrative Agent that the Credit Parties and Europa have obtained any and all consents necessary under their respective organizational documents and material contracts (including in the case of STX, a consent or amendment with Showtime and any other applicable Significant Exploitation Agreements) for such party to enter into under the Europa Output Agreement and perform its obligations thereunder.

4.                  Representations and Warranties. Each of the Credit Parties represents and warrants that:

(a)                each of the Credit Parties has the power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Credit Agreement as amended hereby;

(b)               the execution and delivery by each of the Credit Parties of this Amendment, and the performance by such Person of its obligations under this Amendment and the Credit Agreement as amended hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents;

(c)                the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) with the same effect as if made on and as of the date hereof; and

(d)               immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

5.                  Fundamental Document. This Amendment is designated a Fundamental Document by the Administrative Agent.

6.                  Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

7.                  Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

8.                  APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

9.                  Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

10.              Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

11.              Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER: STX FINANCING, LLC By: /s/ Noah Fogelson_______________________ Name: Noah Fogelson Title: EVP, Corporate Strategy & General Counsel

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

By: /s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP, Corporate Strategy & General Counsel

Amendment No. 1 to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as a Lender

By: /s/ Patrick J. Minnick_______________________

Name: Patrick J. Minnick

Title: Executive Director

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK OF AMERICA, N.A.

By: /s/ Sharad C. Bhatt_______________________

Name: Sharad C. Bhatt

Title: Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

MUFG Union Bank, N.A.

By: /s/ Ryan Bannan_______________________

Name: Ryan Bannan

Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

East West Bank

By: /s/ Jodi Chong_______________________

Name: Jodi Chong

Title: Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

CIT Bank, N.A.

By: /s/ Kevin Cullen______________________

Name: Kevin Cullen

Title: Managing Director

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender: Comerica Bank

By: /s/ Adam J. Korn_______________________

Name: Adam J. Korn

Title: Senior Vice President/ AGM

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

CITY NATIONAL BANK

By: /s/ Crockett Woodruff____________________

Name: Crockett Woodruff

Title: Senior Vice President

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

First Republic Bank

By: /s/ Charles Heaphy____________________

Name: Charles Heaphy

Title: Senior Managing Director

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK HAPOALIM B.M.

By: /s/ Lavea Eisenberg____________________

Name: Lavea Eisenberg

Title: FVP

By: /s/ Howard Applebaum_________________

Name: Howard Applebaum

Title: EVP

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement

Name of Lender:

Emigrant Bank

By: /s/ John R. Hart_______________________

Name: John R. Hart

Title: Vice Chairman

Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement